                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report                                         August 31, 1999
  (Date of earliest event reported)                      July 2, 1999


                              JLG INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number: 0-8454

    PENNSYLVANIA                                   25-1199382
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                 Identification No.)

    1 JLG Drive, McConnellsburg, PA                17233-9533
    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:
(7l7) 485-5161


Not Applicable
(Former name of former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         (a) On June 18, 1999, JLG Industries, Inc. (the Company) completed the merger of its wholly owned subsidiary with and into Gradall Industries, Inc. (Gradall). Following its tender offer, the Company acquired 100% or 9,834,871 voting common shares of Gradall for $20.00 per share. Shares of Gradall common stock not tendered in the tender offer were converted into the right to receive $20.00 per share in cash. The acquisition was financed by the proceeds from the revolving credit facility described in Item 5 (a) below.

         (b) Gradall is a leading manufacturer of rough-terrain, variable-reach material handlers and telescoping hydraulic excavators used in infrastructure, residential, non-residential and institutional construction and is one of the industry's most recognized brand names.


Item 5.  Other Events

         (a) The Company entered into a Credit Agreement dated June 18, 1999 (the "Credit Agreement") by and among the Company, certain of its subsidiaries, and certain financial institutions named therein. The Credit Agreement provides for a five year revolving credit facility, with an aggregate commitment of $250 million. The Credit Agreement commitment is available for the costs of the acquisition, repaying pre-acquisition indebtedness and working capital and general corporate purposes.

         Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Company's option, either LIBOR plus a margin ranging from .55% to 1.125%, depending on the Company's ratio of funded debt to EBITDA, or the greater of prime rate or federal funds rate plus .50%. The Company is also required to pay an underwriting fee of .75% of the commitment and an annual administrative fee of $35,000, and a facility fee ranging from .20% to .275%, depending on the Company's ratio of funded debt to EBITDA. The Credit Agreement contains customary affirmative and negative covenants, including financial covenants requiring the maintenance of specific consolidated interest coverage and leverage ratios and a minimum consolidated net worth.

         (b) On June 18, 1999, the Company modified an existing credit agreement to reduce the maximum borrowing amount from $40 million to $20 million.

Item 7.   Financial Statements and Exhibits

At the time of the filing of the Current Report, it was impractical for the Company to provide financial statements for Gradall, or pro forma financial information for the Company relative to the acquisition of Gradall. Pursuant to the instructions for Item 7 of the Current Report, the Company hereby amends item 7 to the Current Report to include the previously omitted information as follows:

(a)      Financial Statements of Business Acquired.

         Audited balance sheets of Gradall Industries, Inc. for the years ended December 31, 1998 and 1997 and income statements and cash flow statements for each of the three years ended December 31, 1998.

         Unaudited balance sheet of Gradall Industries, Inc. as of March 31, 1999 and income statements and cash flows for the three months ended March 31, 1999 and 1998.

(b)      Pro Forma Financial Information.

         Unaudited pro forma combined income statements for the nine months ended April 30, 1999.

         Unaudited pro forma combined income statements for the twelve months ended July 31, 1998.

         Unaudited pro forma combined balance sheet as of April 30, 1999.

         Notes to the unaudited pro forma combined financial statements.

(c)      Exhibits

         10.1 Agreement and Plan of Merger dated as of May 10, 1999, among Gradall Industries, Inc., the Company and JLG Acquisition Corp. (incorporated by reference to Exhibit (c)(1) to the Company's Report on Form 14D-1 filed on May 17, 1999.)
         10.2     First Union Credit Agreement
         23.1     Consent of PricewaterhouseCoopers LLP for Gradall Industries,
                  Inc.

                            GRADALL INDUSTRIES, INC.
                              FINANCIAL STATEMENTS


                                    CONTENTS



Consolidated balance sheets for the years ended December 31, 1998 and 1997

Consolidated statements of income for the years ended December 31, 1998, 1997 and 1996

Statement of changes in shareholders' equity for the years ended December 31, 1998, 1997 and 1996

Consolidated statement of cash flows for the years ended December 31, 1998, 1997 and 1996

Notes to the consolidated financial statements

                            Gradall Industries, Inc.
                           Consolidated Balance Sheets
                  (dollars in thousands, except share amounts)

                                                                                              DECEMBER 31
                                                                                         1998              1997
                                                                                  ------------------------------------
ASSETS
Current assets:
     Cash                                                                                  $ 2,457       $ 1,605
     Accounts receivable trade, net of allowance for doubtful accounts of $69               26,983        25,290
     and $56
     Inventories                                                                            32,872        25,564
     Prepaid expenses and deferred charges                                                   2,510         1,645
     Deferred income taxes                                                                     985           742
                                                                                  ------------------------------------
       Total current assets                                                                 65,807        54,846
Deferred income taxes                                                                        5,985         5,402
Property, plant and equipment, net                                                          25,838        15,108
Other assets:
     Deferred financing costs, net of accumulated amortization of $698 and $404                152           446
     Other                                                                                   1,205           933
                                                                                  ------------------------------------
       Total other assets                                                                    1,357         1,379
                                                                                  ====================================
       Total assets                                                                        $98,987       $76,735
                                                                                  ====================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of capital lease obligation                                               307           297
     Current portion of long-term debt                                                       6,919             -
     Accounts payable - trade                                                               16,288        17,113
     Accrued other expenses:
       Profit sharing                                                                        1,404         1,327
       Floor plan interest                                                                   1,341         1,444
       Warranty                                                                              1,853         1,075
       Deferred revenue                                                                      2,286             -
       Income taxes                                                                          2,208         1,115
       Other                                                                                 5,359         5,966
                                                                                  ------------------------------------
       Total current liabilities                                                            37,965        28,337
                                                                                  ------------------------------------
Long-term obligations:
     Capital lease obligation                                                                  405           412
     Long-term debt                                                                              -         9,603
     Accrued post-retirement benefit cost                                                   16,554        15,719
     Other long-term liabilities                                                             1,688         1,445
                                                                                  ------------------------------------
       Total long-term obligations                                                          18,647        27,179
                                                                                  ------------------------------------
       Total liabilities                                                                    56,612        55,516
                                                                                  ------------------------------------
Stockholders' equity:
     Serial preferred shares, par value $.001 per share 2,000,000 shares authorized, none issued and outstanding Common stock, $.001 par value;
     18,000,000
     shares authorized; 9,508,231 and 8,940,194 issued and outstanding in 1998
     and 1997, respectively                                                                     10             9
     Additional paid-in  capital                                                            45,805        38,894
     Accumulated deficit                                                                    (2,733)      (17,087)
     Accumulated other comprehensive loss                                                     (707)         (597)
                                                                                  ------------------------------------
       Total stockholders' equity                                                           42,375        21,219
                                                                                  ====================================
       Total liabilities and stockholders' equity                                          $98,987       $76,735
                                                                                  ====================================

The accompanying notes are an integral part of these consolidated financial statements.

                            Gradall Industries, Inc.
                        Consolidated Statements of Income
                  (dollars in thousands, except share amounts)

                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                                           1998            1997            1996
                                                                     -------------------------------------------------

Net sales                                                              $   182,607      $   158,659     $   140,909
Cost of sales                                                              140,456          120,663         108,098
                                                                     -------------------------------------------------
             Gross profit                                                   42,151           37,996          32,811
Research and development and product
     engineering costs                                                       4,039            3,644           3,081
Selling general and administrative expenses                                 14,149           13,712          11,815
                                                                     -------------------------------------------------
             Operating income                                               23,963           20,640          17,915
Other expense:
     Interest expense                                                          380              696           3,108
     Other                                                                      31              257           1,018
                                                                     -------------------------------------------------
             Net other expense                                                 411              953           4,126
                                                                     -------------------------------------------------
             Income before income taxes
                  and extraordinary item                                    23,552           19,687          13,789
Income tax provision                                                         9,198            7,696           5,503
                                                                     -------------------------------------------------
Income before extraordinary item                                            14,354           11,991           8,286
                                                                     -------------------------------------------------
Extraordinary item, loss from early extinguishment of
    debt, net of tax benefit of $622                                             -                -             973
                                                                     -------------------------------------------------
Net income                                                             $    14,354      $    11,991     $     7,313
                                                                     =================================================

Basic:
Weighted average shares outstanding                                      9,230,768        8,939,605       6,956,507
Earnings per share:
     Before extraordinary item                                               $1.56            $1.34           $1.19
     After extraordinary item                                                $1.56            $1.34           $1.05
Diluted:
Weighted average shares outstanding                                      9,316,466        9,013,760       7,003,200
Earnings per share:
     Before extraordinary item                                               $1.54            $1.33           $1.18
     After extraordinary item                                                $1.54            $1.33           $1.04

    The accompanying notes are an integral part of these consolidated financial statements.

                            Gradall Industries, Inc.
                  Statements of Changes in Stockholders' Equity
                (dollars in thousands, except per share amounts)

                                                                                                     Additional
                                                                                     Additional        Paid-In
                                                      Preferred        Common          Paid-In        Capital-
                                                        Stock           Stock          Capital        Warrants
                                                   --------------------------------------------------------------
Balance December 31, 1995                             $  2,000        $       6        $ 11,994        $  1,000
    Issuance of 2,950,000
    shares of common stock                                                    3          24,913
    Redemption of
    140 preferred shares                                (2,000)                           2,000
    Redemption of 449,294
    common stock warrants                                                                                (1,000)
    Net income
    Minimum pension liability adjustment

    Total comprehensive income
                                                   --------------------------------------------------------------
Balance December 31, 1996                                    -                9          38,907               -
    Additional expense
    resulting from the initial
    public offering                                                                         (19)
    Stock options exercised                                                                   6
    Net income
    Minimum pension liability adjustment

    Total comprehensive income
                                                   --------------------------------------------------------------
Balance December 31, 1997                                    -                9          38,894               -
    Issuance of  562,500 shares
    of common stock                                                           1           6,876
    Stock options exercised                                                                  35
    Net income
    Minimum pension liability adjustment

    Total comprehensive income
                                                   ==============================================================
Balance December 31, 1998                             $      -            $  10       $  45,805         $     -
                                                   ==============================================================

                                                                          Accumulated
                                                                             Other
                                                       Accumulated       Comprehensive
                                                         Deficit        Income (loss) (1)        Total
                                                  --------------------------------------------------------
Balance December 31, 1995                               $ (37,391)            $ (728)          $(23,119)
    Issuance of 2,950,000
    shares of common stock                                                                       24,916
    Redemption of
    140 preferred shares
    Redemption of 449,294
    common stock warrants                                   1,000
    Net income                                              7,313                                 7,313
    Minimum pension liability adjustment                                         (34)               (34)
                                                                                          ----------------
    Total comprehensive income                                                                    7,279
                                                  --------------------------------------------------------
Balance December 31, 1996                                 (29,078)              (762)             9,076
    Additional expense
    resulting from the initial
    public offering                                                                                 (19)
    Stock options exercised                                                                           6
    Net income                                             11,991                                11,991
    Minimum pension liability adjustment                                         165                165
                                                                                          ----------------
    Total comprehensive income                                                                   12,156
                                                  --------------------------------------------------------
Balance December 31, 1997                                 (17,087)              (597)            21,219
    Issuance of  562,500 shares
    of common stock                                                                               6,877
    Stock options exercised                                                                          35
    Net income                                             14,354                                14,354
    Minimum pension liability adjustment                                        (110)              (110)
                                                                                          ----------------
    Total comprehensive income                                                                   14,244
                                                  ========================================================
Balance December 31, 1998                               $  (2,733)            $ (707)          $ 42,375
                                                  ========================================================

(1) All items included in accumulated other comprehensive income (loss) are shown net of income taxes. The tax effect for the minimum pension liability adjustment was $70, $(93) and $17 for 1998, 1997, and 1996 respectively.

    The accompanying notes are an integral part of these consolidated financial statements.

                            Gradall Industries, Inc.
                      Consolidated Statements of Cash Flows
                             (dollars in thousands)

                                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                                             1998             1997               1996
                                                                      --------------------------------------------------
Cash flows from operating activities:
   Net income                                                               $14,354          $11,991           $ 7,313
   Adjustments to reconcile net income
     to net cash provided by operating activities:
        Extraordinary item, before tax benefit                                    -                -             1,595
        Change in pension liability adjustment                                 (110)             165               (34)
        Post-retirement benefit transition obligation                           835            1,115               780
        Depreciation                                                          2,420            1,721             1,391
        Amortization                                                            294              157               344
        Deferred income taxes                                                  (826)             264               106
        Equity loss on investment                                                 -                -                44
        Gain on sale of property, plant and equipment                           (98)              (1)             (111)
        Increase in accounts receivable                                      (1,693)          (8,444)           (4,710)
        Increase in inventories                                              (7,308)          (4,238)           (2,816)
        Increase in prepaid expenses                                           (865)          (1,150)              (51)
        Increase in other assets                                               (272)            (135)             (152)
        Increase in accounts payable and accrued expenses                     4,147            2,204             3,941
        Increase (decrease) in accrued other long-term liabilities              243             (239)               28
                                                                      --------------------------------------------------
           Net cash provided by operating activities                         11,121            3,410             7,668
                                                                      --------------------------------------------------
Cash flows from investing activities:
   Proceeds from sale of property, plant and equipment                          223               12               104
   Purchase of property, plant and equipment                                (13,275)          (5,305)           (2,300)
                                                                      --------------------------------------------------
           Net cash used in investing activities                            (13,052)          (5,293)           (2,196)
                                                                      --------------------------------------------------
Cash flows from financing activities:
   Net proceeds from initial public offering                                      -                -            26,916
   Payment of term debt                                                           -                -           (10,000)
   Payment of subordinated debt                                                   -                -           (10,000)
   Issuance of 900 common shares                                                  -                6                 -
   Issuance of 5,540 common shares                                               35                -                 -
   Redemption of preferred stock                                                  -                -            (2,000)
   Net proceeds from follow on public offering                                6,877                -                 -
   Proceeds (repayments) on capital leases                                        3               90              (172)
   Net advances (repayments) on revolving line of credit                     (2,684)           2,312           (10,808)
   Proceeds from (payments of) bank overdraft                                (1,448)             884              (730)
   Other                                                                          -              (19)                -
                                                                      --------------------------------------------------
        Net cash provided by (used in) financing activities                   2,783            3,273            (6,794)
                                                                      --------------------------------------------------
        Net increase (decrease) in cash                                         852            1,390            (1,322)
Cash, beginning of year                                                       1,605              215             1,537
                                                                      --------------------------------------------------
Cash, end of year                                                           $ 2,457          $ 1,605           $   215
                                                                      ==================================================
Supplemental disclosure:
Cash paid for:
   Income taxes                                                             $ 8,931          $ 7,650           $ 2,875
                                                                      ==================================================
   Interest                                                                 $   409          $   604           $ 3,572
                                                                      ==================================================

   Other:
     Amounts financed through capital leases                                $   290          $   287
                                                                      ===================================

    The accompanying notes are an integral part of these consolidated financial statements.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)

1.       NATURE OF BUSINESS AND BASIS OF PRESENTATION:

Gradall Industries, Inc. (the "Company"), Incorporated in Delaware, formerly ICM Industries Inc. (ICM), is a holding Company. The consolidated financial statements include the Company and its wholly owned subsidiaries, The Gradall Company, The Gradall Orrville Company and Gradall Investment Company. The Gradall Investment Company was dissolved in 1996.

The Gradall Company manufactures and sells excavating and material handling equipment and related parts to public and private sector customers throughout the world through independent distribution organization.

On September 3, 1996, the Company completed an initial public offering in which 2,950,000 shares of common stock were issued for a total sum of $29.5 million. Expenses incurred in connection with the issue approximated $2.6 million. The net proceeds of the offering were used as follows:

Repay outstanding term debt                             $ 9,550

Repay subordinate debt                                   10,000

Redeem preferred stock.                                   2,000

Reduce revolving credit liability                         5,379

In connection with the offering, the Company increased the number of its authorized shares of common stock from 2,200 to 18,000,000 and effected a 5,540-to-1 stock split. All applicable share and per share data have been retroactively adjusted for the stock split.

On June 29, 1998, the Company completed a public offering in which 562,500 shares of common stock were issued by the Company for a total sum of $7.3 million. Expenses incurred in connection with the issue approximated $0.5 million including $0.1 million related to selling shareholders. The net proceeds of the offering were used to repay the revolving credit facility.

On October 13, 1998, a new company, The Gradall Orrville Company, was formed as a wholly owned subsidiary of Gradall Industries, Inc., to purchase a new production plant at Orrville, Ohio. The new facility, formerly the Volvo Truck Assembly plant, contains 330,000 square feet and will provide additional production space for the material handler product.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Principles of Consolidation: The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Actual results may differ from those estimates.

Source of Supply of Labor: Virtually all of the Company's hourly employees are represented by the International Association of Machinists and Aerospace Workers under a three-year contract which expires April 16, 2000.

Revenue Recognition: The Company's revenue recognition policy is to recognize revenue when products are shipped. In 1998, the Company entered into a twelve-month lease agreement for certain inventories which includes a guarantee by the Company at the end of the lease agreement. Revenues equal to the amount of the guarantee are deferred.

Product Financing: The Company provides its distributors with product financing through agreements with third party financing companies. Such financings include a Wholesale Floor Plan for distributors and a Retail Finance Plan for end-users, each with reduced interest rates subsidized by the Company, and a Rental Plan for distributors.

Product Warranty Costs: In general, the Company provides warranty on equipment for a period of up to twelve months or for a specified period of use after sale or rental by the distributor. Reserves for estimated warranty costs are established at the time of sale.

Inventories: Inventories are stated at cost not in excess of market value using the last-in, first-out (LIFO) method of inventory costing. Inventory cost includes materials, direct labor, manufacturing overhead, and outside service costs. Market value is determined by comparison with recent purchases or realizable value.

Property, Plant and Equipment: Expenditures for property, plant and equipment and for renewals and betterments which extend the originally estimated economic lives of assets are capitalized at cost. Expenditures for maintenance and repairs are charged to expense. Items which are sold, retired, or otherwise disposed of are removed from the asset and accumulated depreciation accounts and any gains or losses are reflected in income. The Company's depreciation and amortization methods are as follows:

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

              DESCRIPTION                             USEFUL LIFE                              METHOD
---------------------------------------- -------------------------------------- --------------------------------------
Machinery and equipment                               3 - 10 years                          Straight-line
Buildings and improvements                           10 - 24 years                          Straight-line
Furniture and fixtures                                3 - 10 years                          Straight-line

Patents: The cost of patents is being amortized on a straight-line basis over the remaining legal life of the patents.

Deferred Financing Costs: Costs incurred to obtain financing have been capitalized and are being amortized over the life of the respective financing arrangements.

Income Taxes: The Company follows the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes arise from reporting certain items of income and expense for tax purposes in a different period than for financial reporting purposes.

Fair Value of Financial Instruments: The Company's financial instruments consist principally of cash, accounts receivable, accounts payable and accrued liabilities in which the fair value of these financial instruments approximates the carrying value. The Company's revolving line of credit provides for periodic changes in interest rates which approximate current rates and therefore, the fair value of the debt approximates carrying value.

Research and Development Costs: Expenditures relating to the development of new products and processes, including significant improvements to existing products, are expensed as incurred. Research and development expenses were $2,552, $1,722 and $1,641 in 1998, 1997 and 1996, respectively. In addition, the Company incurred other engineering expenses relating to new product development (that do not meet the accounting definition of "Research and Development") in the amount of $1,487, $1,922 and $1,440 in 1998, 1997 and 1996, respectively.

Stock Based Compensation: The Company accounts for stock based compensation awards pursuant to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations which prescribe the use of the intrinsic value based method. No compensation cost has been recognized for its fixed stock option plans. However, the Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," See Note 10 for additional information.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Earnings Per Common Share: In the fourth quarter of 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings per Share," which specifies the computation, presentation, and disclosure requirements of earnings per common share. Basic earnings per share are based on the weighted average number of common shares outstanding during the period. Diluted earnings per common share are based on the weighted average number of common shares outstanding during the period plus, if dilutive, the incremental number of common shares issuable on a pro forma basis upon the exercise of employee stock options, assuming the proceeds are used to repurchase outstanding shares at the average market price during the year. All prior periods have been restated to conform to the provisions of this statement. A reconciliation of the Basic and Diluted per share computations are provided below:

                                                                    1998              1997              1996
                                                             ------------------- ---------------- -----------------
Common Shares
Weighted average common shares outstanding
Basic                                                              9,230,768         8,939,605       6,956,507
Additional common shares issuable for stock options
                                                                      85,698            74,155          46,693
                                                             ------------------- ---------------- -----------------
Common shares - Diluted                                            9,316,466         9,013,760       7,003,200
                                                             =================== ================ =================

Comprehensive Income: Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." was adopted during the first quarter of 1998. The standard established guidelines for the reporting and display of comprehensive income (loss) and its components in financial statements. Comprehensive income includes net income and adjustments to the minimum pension liability. The Company has changed the format of its Consolidated Statement of Changes in Stockholders' Equity to present comprehensive income and its components.

Segment Information: Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," was adopted in the fourth quarter of 1998 and supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." The new standard established guidelines for reporting information on operating segments in interim and annual financial statements. The adoption of the standard did not affect the Company's financial position, results of operations or cash flows (see Note 14).

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

Future Accounting Requirements: In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives will be recorded each period in current earnings or other comprehensive income. The new rules will be effective the first quarter of 2000. The Company is in the process of determining the impact of this new standard and, based on current market conditions, anticipates that it will not have a material impact on the Company's financial statements when effective.

Reclassifications: Certain prior years' balances have been reclassified to conform to the current year's presentation.

3.  INVENTORIES:

Inventories are comprised of:

                                             1998                 1997
                                     --------------------- --------------------

Raw materials                               $ 1,401               $   921
Work in process                              24,501                24,739
Finished goods                               13,058                 5,474
                                     --------------------- --------------------
                                             38,960                31,134
Less LIFO reserve                             6,088                 5,570
                                     --------------------- --------------------
Total inventory                             $32,872               $25,564
                                     ===================== ====================

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)



4.  PROPERTY, PLANT AND EQUIPMENT:

The major classes of property, plant and equipment are summarized as follows:

                                                 1998                1997
                                         ------------------------------------------

Land                                             $     963          $     513
Machinery and equipment                             23,998             16,910
Buildings and improvements                          11,087              5,587
Furniture and fixtures                               3,212              2,277
Construction in progress                             2,584              4,109
                                         ------------------------------------------
                                                    41,844             29,396
Less accumulated depreciation                       16,006             14,288
                                         ------------------------------------------
Net property, plant and equipment                $  25,838          $  15,108
                                         ==========================================


5.  FINANCING:

Long-term debt includes:

                                                 1998                1997
                                         ------------------------------------------

Revolving credit                                 $ 6,919             $9,603
Less current maturities                            6,919                  0
                                         ------------------------------------------
                                                 $     0             $9,603
                                         ==========================================


At December 31, 1998, the Company maintained a loan and security agreement with Heller Financial, Inc. which provided for up to $25 million in revolving loan commitments. Amounts borrowed under the borrowing base, as defined, could be repaid and reborrowed at any time prior to August 31, 1999, the termination date. Amounts outstanding under this agreement were reclassified to current portion of long-term debt at December 31, 1998.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)


5.  FINANCING, CONTINUED:

The revolving line of credit bears interest at either LIBOR plus 1% or prime minus .50%. At December 31, 1998, the prime rate was 7.75%. There were no borrowings under the LIBOR option at year end. The average annual interest rate in effect for the revolving line of credit was 7.25%. At December 31, 1997, the prime rate was 8.5%, LIBOR was 5.97%, and the average annual interest rate in effect for the revolving line of credit was 7.86%. The Company also pays an unused line fee of 0.25 percent per annum.

The terms of the financing agreement contain, among other provisions, restrictions on the level of capital expenditures and various financial ratios, as defined. The financing agreements are collateralized by substantially all the assets of the Company.

On January 27, 1999 the Company's Loan and Security Agreement with Heller Financial, Inc. was paid in full and terminated. A new revolving line of credit for $17 million was established with KeyBank National Association (the "Lender") with an unsecured demand promissory note. The note bears interest at either LIBOR plus .80% or prime minus 1.40%. The note renews annually and terminates at the earlier of the Lender's demand or the Company's decision to terminate by written or oral communication to the Lender.

6.  LEASE  OBLIGATIONS

The Company leases certain machinery and equipment under capital leases expiring between 1999 and 2001. The assets and liabilities under capital leases are recorded at the original purchase cost. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense.

In addition, the Company leases certain equipment under operating leases. A number of these leases have renewal options.

The following is a summary of property held under capital leases:

                                            1998                 1997
                                    --------------------- --------------------
Machinery and equipment                    $1,020                 $1,020
Information systems                           571                    287
                                    --------------------- --------------------
Total capital leases                        1,591                  1,307
Less accumulated depreciation                 572                    364
                                    --------------------- --------------------
                                           $1,019                 $  943
                                    ===================== ====================

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)


6.  LEASE OBLIGATIONS, CONTINUED:

The following is a summary of future minimum payments under capitalized and operating leases that have remaining noncancelable lease terms in excess of one year at December 31, 1998:

         OPERATING YEAR ENDING              CAPITAL              OPERATING
              DECEMBER 31                    LEASES               LEASES
----------------------------------------------------------- --------------------

1999                                             $356                $160
2000                                              370                  86
2001                                               60                  32
                                       -------------------- --------------------
Total minimum lease payments
                                                 $786                $278
                                       ==================== ====================

Interest                                         $ 74
                                       --------------------

Liability under capital lease payments
                                                  712
Current portion                                   307
                                       --------------------
Long-term capitalized lease obligation
                                                 $405
                                       ====================

Rental expense for operating leases amounted to $394, $409 and $397 for the years ended December 31, 1998, 1997, and 1996 respectively.

7.   EMPLOYEE BENEFIT PLANS:

Pension and Postretirement Benefit Plans: Substantially all employees are covered by pension plans which provide for monthly pension payments to eligible former employees who have retired. Prior to March 24, 1997 the Company sponsored two plans, one for members of the collective bargaining unit and one for salaried and other eligible employees.

Benefits paid under the collective bargaining unit plan are based on a benefit multiplier times years of credited service, reduced by benefits under a prior plan. Such prior plan benefits are guaranteed under the terms of group annuity contracts. Benefits paid under the salary plan are based on the greater of a benefit multiplier times years of credited service or a percentage of pre-retirement earnings. Pension costs are funded as actuarially determined and to the extent cash contributions are deductible for federal income tax purposes. The collective bargaining unit plan uses the entry age normal actuarial cost method to determine annual contributions to the plan. The salary plan uses the unit credit actuarial cost method to determine contributions.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)

7.  EMPLOYEE BENEFIT PLANS, CONTINUED:

Effective March 24, 1997 the Company adopted the IAM National Pension Plan to replace the existing collective bargaining unit plan for future service benefits. The collective bargaining unit plan benefits were frozen and the Company continues to fund the plan for past service benefits. The expense related to funding the IAM National Pension Plan for years ending December 31, 1998 and 1997 was $371 and $254 respectively.

Postretirement Benefits: The Company provides eligible retired employees with health care and life insurance benefits. These benefits are provided on a non-contributory basis for life insurance and contributory basis for medical coverage. Currently, the Company does not pre-fund these benefits.

Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pension," contains a provision which requires the recognition of a liability (including unfunded accrued pension costs) that is at least equal to the unfunded accumulated benefit obligation (the excess of the accumulated benefit obligation over the fair value of plan assets). Recognition of an additional minimum liability is required if an unfunded accumulated benefit exists and the liability already recognized as unfunded accrued pension cost is less than the unfunded accumulated benefit obligation. The additional minimum liability of $1,160 and $980 at December 31, 1998 and 1997, respectively, has been included in other long-term liabilities and has been reported net of income tax effect within stockholders' equity.

The following table sets forth the both plan's funded status and amounts recognized in the Company's consolidated financial statements.

                                                             PENSION BENEFITS             POSTRETIREMENT BENEFITS
                                                           1998             1997            1998            1997
                                                      ---------------- --------------- --------------- ---------------
Change in Benefit Obligation
Projected Benefit Obligation
(PBO)/Accumulated postretirement benefit obligation
(APBO), beginning or year                                  $12,637         $10,990          $18,874         $16,515
  Service cost                                                 487             505              678             583
  Interest cost                                                889             819            1,166           1,232
  Plan amendments                                                                              (509)
  Plan curtailments                                                             17
  Actuarial (gain)loss                                         375             946           (1,355)          1,279
  Benefits paid                                               (649)           (640)          (1,056)           (735)
                                                      --------------- ---------------- --------------- ---------------
PBO/APBO, end of year                                      $13,739         $12,637          $17,798         $18,874
                                                      =============== ================ =============== ===============

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)


7.  EMPLOYEE  BENEFIT  PLANS,  CONTINUED:

                                                              PENSION BENEFITS             POSTRETIREMENT BENEFITS
                                                            1998            1997            1998            1997
                                                       --------------- --------------- --------------- ---------------
Change in plan assets
Fair value of plan assets, beginning of the year           $11,197         $ 9,081
   Actuarial return on plan assets                             837           1,838
   Employer contribution                                       930             918          $1,056            $735
   Benefits paid                                              (649)           (640)         (1,056)           (735)
                                                       --------------- --------------- --------------- ---------------
   Fair value of plan assets, end of year                  $12,315         $11,197               -               -
                                                       =============== =============== =============== ===============

Funded Status                                               (1,424)         (1,440)        (17,798)        (18,874)
Prior service costs                                             98             108            (509)
Cumulative net (gain) or loss                                1,691           1,227           1,753           3,155
                                                       --------------- --------------- --------------- ---------------
(Accrued)prepaid pension/postretirement cost               $   365         $  (105)       $(16,554)       $(15,719)
                                                       =============== =============== =============== ===============

Amounts recognized in the statement of financial
  position consist of:
Prepaid benefit cost                                       $   365         $  (105)
Accrued benefit liability                                                                 $(16,554)       $(15,719)
Intangible asset
Accumulated other comprehensive income                      (1,160)           (980)
                                                       --------------- --------------- --------------- ---------------
Net amount recognized                                      $  (795)        $(1,085)       $(16,554)       $(15,719)
                                                       =============== =============== =============== ===============


                                                          PENSION BENEFITS                 POSTRETIREMENT BENEFITS
                                                     1998        1997       1996         1998         1997        1996
                                                  ------------ ---------- ---------- ------------- ------------ ----------

Weighted average assumptions as of December 31          7.0%        7.0%       7.5%          7.0%         7.0%       7.5%
Long-term rate of return on assets                      8.5%        8.5%       8.5%           N/A          N/A        N/A
Rate of compensation increase                           4.5%        4.5%       4.5%
Medical trend rates                                                                      5% to 8%     5% to 8%   5% to 8%

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)


7.  EMPLOYEE BENEFIT PLANS, CONTINUED:

For measurement purposes, an 8 percent annual rate increase in the per capita cost of covered health care benefits was assumed for 1998. The rate was assumed to decrease gradually to 5 percent by 2011 and remain at that level hereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percent point change in assumed health care cost trend rates would have the following effects:

                                                                         1 PERCENTAGE POINT      1 PERCENTAGE POINT
                                                                              INCREASE                DECREASE
Effect on total of service and interest cost components                         $   346                $   (270)
effect on postretirement benefit obligation                                      $2,876                 $(2,060)

                                                            PENSION BENEFITS              POSTRETIREMENT BENEFITS
                                                       1998       1997       1996       1998       1997       1996
                                                     ---------- ---------- ---------- ---------- ---------- ----------

Components of net periodic
  pension/postretirement cost
Service cost                                             $487       $505       $693     $  679     $  584     $  539
Interest cost                                             889        819        739      1,166      1,232      1,143
Expected return on assets                                (954)      (775)      (658)
Amortization of unrecognized
   Prior service costs                                     10         10         13        (18)        34         17
   (Gain)/Loss                                             28         44         59
Cumulative net (gain) loss                                            17
                                                     ---------- ---------- ---------- ---------- ---------- ----------

Net periodic pension/postretirement cost                 $460       $620       $846     $1,827     $1,850     $1,699
                                                     ========== ========== ========== ========== ========== ==========

Savings and Investment Plan: Substantially all employees are eligible to participate in a savings and investment plan. The Company sponsors two plans, one for members of the collective bargaining unit and one for salaried and other eligible employees. The plans provide for contributions by employees, through salary reductions, and for a matching contribution by the Company based on a rate determined for each plan year by the Board of Directors of the Company. The plans also provide for a discretionary contribution by the Company. No Company contributions were made to the plan in 1998, 1997 or 1996.

Deferred Compensation Program: The Company has a deferred compensation program under which certain employees may elect to postpone receipt of a portion of their earnings. The amounts so deferred are deposited in a trust account, but remain assets of the Company. The trustees of the program are officers and a key employee of the Company.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)



7.  EMPLOYEE BENEFIT PLANS, CONTINUED:

Profit Sharing Plan: The Company maintains a profit sharing plan covering union and salaried employees. The amount of the profit sharing bonus is determined by the Company's return on sales and is calculated based upon the wages of eligible employees. Company contributions for 1998, 1997 and 1996 were $1,404, $1,327 and $794 respectively.

8.  INCOME TAXES:

The provision for income taxes for the years ended December 31, 1998, 1997 and 1996 consisted of the following:

                                                                        1998              1997             1996
                                                                  ----------------- ----------------- ----------------

Federal                                                                 $8,576             $6,327            $3,433
State                                                                    1,448              1,105               642
Deferred                                                                  (826)               264               806
                                                                  ----------------- ----------------- ----------------
                                                                         9,198              7,696             4,881
Tax effect of extraordinary item (shown separately).                                                            622
                                                                  ----------------- ----------------- ----------------
                                                                        $9,198             $7,696            $5,503
                                                                  ================= ================= ================

The Company's effective tax rate differed from the federal statutory rate as follows:

                                                                        1998              1997             1996
                                                                  ----------------- ----------------- ----------------

Federal statutory rate                                                   35.0%             35.0%            35.0%
Effect of state and local taxes                                           4.0%              3.7%             3.6%
Change in tax liability                                                      -                 -                -
Other                                                                     0.1%              0.4%             1.4%
                                                                  ----------------- ----------------- ----------------
                                                                         39.1%             39.1%            40.0%
                                                                  ================= ================= ================

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)



8.  INCOME TAXES, CONTINUED:

The components of the net deferred tax benefits (liabilities) as of December 31, 1998 and 1997 were as follows:

                                                               1998                1997
                                                        -------------------- ------------------
Current:
    Inventories                                                 $  (659)             $  (705)
    Accrued expenses                                              1,644                1,628
    Other                                                             -                 (181)
                                                        -------------------- ------------------
                                                                $   985              $   742
Long-term:
    Basis of property and equipment                             $(1,862)             $(1,618)
    Postretirement benefits liability                             6,761                6,420
    Accrued expenses                                              1,086                  600
                                                        -------------------- ------------------
                                                                $ 5,985              $ 5,402
                                                        ==================== ==================

The sources of timing differences and the related deferred tax effects were as follows:

                                                               1998                 1997                 1996
                                                       --------------------- -------------------- --------------------

Accrued expenses                                                  $(647)                 $340                 $970
Postretirement benefits liability                                  (341)                 (456)                (318)
Depreciation                                                        244                   225                  212
Inventories                                                         (46)                  (57)                 (52)
Other                                                               (26)                  212                   (6)
                                                       --------------------- -------------------- --------------------
                                                                  $(816)                 $264                 $806
                                                       ===================== ==================== ====================

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)


9.  PREFERRED STOCK, CONTINUED:

The Company is authorized to issue shares of Series A preferred stock in which each share has one vote with a fixed aggregate of 12% of the total vote. The holders of this preferred stock will vote together with the holders of the Company's common stock on all matters submitted to the Company's stockholders. Holders may require the Company to redeem preferred shares proportionately to any reduction in shares held by MLGA Fund II, L.P. At December 31, 1998 and 1997 no Series A preferred stock was outstanding.

The Board of Directors is authorized, subject to any limitations prescribed by law, to issue preferred stock in one or more classes or series and to fix the designations, voting powers, preferences, rights, qualifications, limitations or restrictions of any such class or series, including dividend rights, dividend rates, redemption prices and terms, conversion rights and liquidation preferences of each class or series of preferred stock, without any further vote or action by the stockholders of the Company.

10.  STOCK OPTIONS:

On October 13, 1995, the stockholders approved a qualified incentive stock option program under which 315,226 shares of the Company's common stock are reserved for grants to key employees (The "1995 Stock Option Plan"). The option price is to be determined by the Board, but may not be less than 100% of the fair market value of the Company's common stock at the time of the grant and options must be exercised within ten years from the date of grant. The options vest and become exercisable in three annual installments commencing on the first anniversary of the date of the grant. On June 3, 1997, the stockholders approved an amendment to the 1995 Stock Option Plan increasing the number of shares of the Company's common stock reserved for grants under the program to 515,226.

On May 20, 1998, the stockholders approved a qualified incentive stock option plan under which 300,000 shares of the Company's common stock are reserved for grants to key employees. The plan includes provisions for pricing and vesting which are the same as the above plan. The stockholders also approved an employee stock purchase plan under which 300,000 shares of the Company's common stock may be sold at a 15% market price reduction. Common shares sold through the plan are being purchased in the open market.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)

10.  STOCK OPTIONS, CONTINUED:

The following summarizes the changes in the number of Common Shares under option:

(Options in thousands)                                        1998             1997              1996
                                                        ----------------- ---------------- -----------------

Options outstanding at beginning of year                         514               278              132
Options granted during the year                                    -               237              151
Options exercised during the year                                 (5)               (1)
Options canceled during the year                                                                     (5)
                                                        ----------------- ---------------- -----------------
Options outstanding at end of year                               509               514              278
                                                        ----------------- ---------------- -----------------

Option price range per share                                  $2.71-            $2.71-            $2.71-
                                                              $13.75            $13.75            $6.32

The Company's current option plans, which provide for a total of 815 options (6 of which have been exercised), have 300 options remaining for future grants at December 31, 1998.

The ranges of exercise prices and the remaining contractual life of options as of December 31, 1998 were:

Range of exercise prices:                                          $2.71                $6.32              $12-$13.75
                                                        -------------------- -------------------- --------------------

Options outstanding in thousands:
    Outstanding as of December 31, 1998                              132                  140                  237
    Weighted-average remaining contractual life (in
       years)                                                       6.78                 7.30                 8.45
    Weighted-average exercise price                                $2.71                $6.32               $13.47
Options exercisable in thousands:
    Outstanding as of December 31, 1998                              132                   53                   79
    Weighted-average remaining contractual life (in
       years)                                                       6.78                 7.30                 8.45
    Weighted-average exercise price                                $2.71                $6.32               $13.47

On August 15, 1996, an unqualified stock option for 10,000 shares of common stock was granted to a director at the exercise price of $2.71.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)


10.  STOCK OPTIONS, CONTINUED:

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." This statement defines a fair value based method of accounting for an employee stock option or similar equity instrument. The statement does, however, allow an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued To Employees."

In 1996, the Company adopted provisions of SFAS No. 123 by providing disclosures of the pro forma effect on net income and earnings per share that would result if the fair value compensation element were to be recognized as expense. The following table shows the pro forma earnings and earnings per share for 1998, 1997 and 1996 along with significant assumptions used in determining the fair value of the compensation amounts.

                                                           1998                1997               1996
                                                    ------------------- ------------------- ------------------
Pro forma amounts:
Net income                                                  $14,019             $11,777              $7,242
Earnings per share (basic)                                     1.52                1.32                1.04
Earnings per share (diluted)                                   1.51                1.31                1.03

Assumptions:
Dividend yield                                                    0                   0                   0
Expected volatility                                          36.75%              36.75%              34.46%
Risk free interest rate                                  6.20-6.73%          6.20-6.73%               6.30%
Expected lives                                              4 years              4 year             4 years

During fiscal years 1997 and 1996 the weighted average grant-date fair value of options granted was $5.08 and $2.31 per share, respectively. No options were granted in 1998.

11.      CONTINGENCIES:

The Company is involved in certain claims and litigation related to its operations. Based upon the facts known at this time, management is of the opinion that the ultimate outcome of all such claims and litigation will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)


12.  PRO  FORMA  INFORMATION:

Net income and net income per share are presented below as if the 1995 Recapitalization, the issuance of shares of common stock pursuant to the initial public offering and the application of the net proceeds thereof to the reduction in debt, all had occurred as of January 1, 1995.

                                                                                                          1996
                                                                                                   -------------------

Net Income as reported                                                                                    $7,313
Extraordinary charge                                                                                         973
Reduction in interest expense using an average interest rate of 8.2% including
    the elimination of amortization of deferred financing costs                                            2,013
Increase in income taxes related to the pro forma adjustments                                               (763)
                                                                                                   -------------------
Pro forma net income                                                                                      $9,536
                                                                                                   ===================

Average shares outstanding as if the initial public offering had occurred on
    January 1, 1995                                                                                    8,939,294
Pro forma net income per share                                                                             $1.07

13.  EXTRAORDINARY ITEM:

The early repayment of the term debt and subordinated debt with the proceeds of the initial public offering resulted in the write-off of $723 of deferred financing costs and unamortized discount on the subordinated debt of $872 which have been accounted for as an extraordinary charge resulting from early extinguishment of debt net of applicable income taxes of $622. Total income before taxes after consideration of these extraordinary expenses amounted to $12,194 for the year ended December 31, 1996.

14.  SEGMENT REPORTING:

During the fourth quarter of 1998, the Company adopted Statement of Financial Accounting Standard No. 131, "Disclosure about Segments of an Enterprise and Related Information." Management has determined that the Company operates in a single industry segment, construction equipment. The Company's operations involve manufacturing specialized construction equipment and parts. While the Company's chief operating decision maker monitors the revenue streams of the different products, operations are managed and financial performance is measured in the construction equipment segment.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)



14.  SEGMENT  REPORTING, CONTINUED:

Products and Services: The Company groups its products and services into the following categories:

1. Material Handlers-Machines typically used to move a variety of construction materials around jobsites and industrial facilities. 2. Excavators-Machines used for ditching, sloping, finish grading, general maintenance and infrastructure projects. 3. Parts & Distribution-Parts and service support for Gradall machines.

The revenues generated by these products and services at December 31 were:

                    ($ IN THOUSANDS)                              1998                1997                1996
---------------------------------------------------------- ------------------- ------------------- -------------------

Material Handlers                                                  $110,161            $ 84,004            $ 70,409
Excavators                                                           54,580              57,361              55,096
Parts & Distribution                                                 17,866              17,294              15,404
                                                           ------------------- ------------------- -------------------
                                                                   $182,607            $158,659            $140,909
                                                           =================== =================== ===================

Foreign and Domestic Sales: The Company sells equipment and parts to countries outside of the United States. There were no foreign countries with sales greater than 10% of total revenue. The domestic and foreign revenues generated at December 31 by domestic and foreign were:

                    ($ IN THOUSANDS)                              1998                1997                1996
---------------------------------------------------------- ------------------- ------------------- -------------------

United States                                                      $176,796            $153,444            $138,330
All other countries                                                   5,811               5,215               2,579
                                                           ------------------- ------------------- -------------------
                                                                   $182,607            $158,659            $140,909
                                                           =================== =================== ===================

Major Customers: For the years ended December 31, 1998 and 1996, one customer accounted for 10% or more of the Company's total revenue. No customers have accounted for 10% or more of the Company's total revenue for the year ended December 31, 1997. At December 31, 1998, the customer accounted for 13%, and at December 31, 1996, the customer accounted for 11% of the Company's total revenue.

                            Gradall Industries, Inc.
                   Notes to Consolidated Financial Statements
                (dollars in thousands, except per share amounts)



15.      SELECTED SUMMARY QUARTERLY DATA (UNAUDITED):

                                                                QUARTERS ENDED (2)

                                                                    1997
                                           MAR. 31,        JUN. 30,        SEP. 30       DEC. 31,
                                         -------------- --------------- -------------- --------------

Net Sales                                    $35,910        $38,356         $40,310        $44,083
Gross Profit                                   8,618          9,267           9,814         10,297
Operating Income                               4,674          4,735           5,310          5,921
Income Before Income Taxes                     4,363          4,231           5,250          5,843
Net Income                                     2,657          2,577           3,199          3,558

Earnings Per Share (1)
    Basic                                       $.30           $.29            $.36           $.40
    Dilutive                                    $.30           $.29            $.35           $.39

                                                                QUARTERS ENDED (2)

                                                                     1998
                                            MAR.31        JUN. 30,       SEP. 30,        DEC. 31,
                                         -------------- -------------- -------------- ----------------

Net Sales                                    $41,541        $49,789         44,138        $47,139
Gross Profit                                   9,551         11,143          9,980         11,477
Operating Income                               5,234          6,018          5,779          6,932
Income Before Income Taxes                     5,011          5,878          5,926          6,737
Net Income                                     3,054          3,582          3,612          4,106

Earnings Per Share (1)
    Basic                                       $.34           $.40           $.38           $.43
    Dilutive                                    $.34           $.40           $.38           $.43

(1) Based on average shares outstanding during the quarter.
(2) The sum of each year's quarterly data may not equal the total year results due to rounding.

                        Report of Independent Accountants



TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF GRADALL INDUSTRIES, INC.

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of income, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Gradall Industries, Inc. and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                         /s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
February 23, 1999

                            GRADALL INDUSTRIES, INC.
                              FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 1999

                                    CONTENTS



Unaudited condensed income statement for the three months ended March 31, 1999 and March 31, 1998

Unaudited condensed balance sheet as of March  31, 1999

Unaudited condensed statement of cash flows for the three month period ended March 31, 1999 and 1998

Noted to the unaudited condensed financial statements

                    GRADALL INDUSTRIES, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                    THREE MONTHS
                                                                                          ENDED
                                                                        MARCH 31, 1999         MARCH 31, 1998
                                                                     ---------------------- ----------------------

Net Sales                                                                       $50,532                $41,541
Cost of sales                                                                    38,617                 31,990
                                                                     ---------------------- ----------------------
Gross profit                                                                     11,915                  9,551

Operating expenses:
Research, development and product
    engineering costs                                                             1,346                  1,054
Selling, general and administrative expenses                                      4,191                  3,263
                                                                     ---------------------- ----------------------
Operating income                                                                  6,378                  5,234

Interest, net                                                                       173                    218
Other, net                                                                           34                      5
                                                                     ---------------------- ----------------------
Income before provision for taxes                                                 6,171                  5,011
Income tax provision                                                              2,410                  1,957
                                                                     ---------------------- ----------------------
Net income                                                                      $ 3,761                  3,054
                                                                     ====================== ======================


Earning per common share:
Basic:
   Weighted average shares outstanding                                        9,512,408              8,940,194
   Earnings per common share                                                      $0.40                  $0.34

Diluted:
   Weighted average shares outstanding                                        9,605,028              9,023,295
   Earning per common share                                                       $0.39                  $0.34

The accompanying notes are an integral part of these condensed consolidated financial statements

                    GRADALL INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                            MARCH 31, 1999
                                                                                           -----------------
ASSETS
Current assets:
    Cash                                                                                          $    730
    Accounts receivable - trade, net of allowance for doubtful accounts.                            34,237
    Inventories                                                                                     36,857
    Prepaid expenses and deferred charges                                                            1,834
    Deferred income taxes                                                                              985
                                                                                           -----------------
       Total current assets                                                                         74,643

    Deferred income taxes                                                                            6,060
    Property, plant and equipment, net                                                              25,925
    Other assets                                                                                     1,205
                                                                                           -----------------
       Total assets                                                                               $107,833
                                                                                           =================
LIABILITIES & STOCKHOLDERS' EQUITY Current liabilities:
    Current portion long term debt                                                                $ 11,034
    Accounts payable - trade                                                                        17,569
    Accrued other expenses                                                                          14,303
                                                                                           -----------------
       Total current liabilities                                                                    42,906
                                                                                           -----------------
Long term obligations:
    Long-term debt, net of current portion                                                             332
    Accrued post-retirement benefit cost                                                            16,748
    Other long term liabilities                                                                      1,688
                                                                                           -----------------
       Total long term obligations                                                                  18,768
                                                                                           -----------------
       Total liabilities                                                                            61,674
                                                                                           -----------------
Stockholders' equity:
    Common stock, $.001 par value; 18,000,000 shares. Authorized; 9,515,460 and
       9,508,231 issued and outstanding on March 31, 1999 and December 31, 1998,
       respectively                                                                                     10
    Additional paid-in capital                                                                      45,828
    Retained earnings                                                                                1,028
    Accumulated other comprehensive loss                                                              (707)
                                                                                           -----------------
       Total stockholders' equity                                                                   46,159
                                                                                           -----------------
       Total liabilities and stockholders' equity.                                                $107,833
                                                                                           =================

The accompanying notes are an integral part of these condensed consolidated financial statements.

                    GRADALL INDUSTRIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                    THREE MONTHS ENDED
                                                                                       ------------------------------------------
                                                                                             MARCH 31,               MARCH 31,
                                                                                               1999                    1998
                                                                                       ------------------------------------------
Operating Activities:
   Net income                                                                                   $3,761                $3,054
   Adjustments to reconcile net income to net cash used in operating activities:
       Post-retirement benefit transition obligation                                               194                   350
       Depreciation and amortization                                                             1,000                   575
       Gain on sale of property                                                                      -                   (26)
       Deferred income taxes                                                                       (75)                 (137)
       Increase in accounts receivable                                                          (7,254)               (1,000)
       Increase in inventories                                                                  (3,985)                 (270)
       Decrease in prepaid expenses                                                                676                 1,161
       Increase (decrease) in accounts payable and accrued expenses                              1,133                (3,482)
                                                                                       --------------------- --------------------

         Net cash provided by (used) in operating activities                                    (4,550)                  225
                                                                                       --------------------- --------------------

Investing Activities:
   Proceeds from the sale of property, plant & equipment                                             -                    66
   Purchase of property, plant and equipment                                                      (935)                 (985)
                                                                                       --------------------- --------------------
         Net cash used in investing activities                                                    (935)                 (919)
                                                                                       --------------------- --------------------

Financing Activities:
   Issuance of 7,229 shares common stock                                                            23                     -
   Net borrowing under lines of credit                                                           3,839                 1,261
   Repayments on capital leases                                                                   (104)                  (68)
                                                                                       --------------------- --------------------
         Net cash provided by financing activities                                               3,758                 1,193
                                                                                       --------------------- --------------------
         Net (decrease) increase in cash                                                        (1,727)                  499
                                                                                       --------------------- --------------------
Cash at beginning of year                                                                        2,457                 1,605
                                                                                       --------------------- --------------------
Cash at end of period                                                                           $  730                 2,104
                                                                                       ===================== ====================

The accompanying notes are an integral part of these condensed consolidated financial statements.

                    GRADALL INDUSTRIES, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  BASIS OF PRESENTATION:

The unaudited interim financial information as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 has been prepared on the same basis as the audited financial statements. In the opinion of management such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1999.

These financial statements and the notes thereto should be read in conjunction with the Company's audited financial statements included in its Annual Report or Form 10-K for the fiscal year ended December 31, 1998.

2.  OTHER COMPREHENSIVE INCOME:

The Company has no significant items of other comprehensive income.

3.  NEW ACCOUNTING STANDARDS:

In March 1998 the Accounting Standards Executive Committee issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which is effective for financial years beginning after December 15, 1998. The Company adopted the provisions of this SOP beginning January 1, 1999, which had no significant effect on the Company's consolidated financial statements.

4. INVENTORIES:

Inventories were comprised of

                                            MAR. 31, 1999
                                         ---------------------
Raw materials                                     $  1,292
Work in process                                     24,475
Finished goods                                      17,178
                                         ---------------------
                                                    42,945
LIFO reserve                                        (6,088)
                                         ---------------------
Total inventories                                 $ 36,857
                                         =====================

                    GRADALL INDUSTRIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            (UNAUDITED) (CONTINUED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5. EARNINGS PER COMMON SHARE:

The computation of the earnings per common share are as follows:

                                                                       MARCH 31,             MARCH 31,
                                                                         1999                  1999
                                                               --------------------- ---------------------

Common shares:
Weighted average common shares outstanding - basic                     9,512,408             8,940,194
Additional common shares issuable for stock options                       92,620                83,101
                                                               --------------------- ---------------------
Common shares - diluted                                                9,605,028             9,023,295
                                                               ===================== =====================

6.  FINANCING:

In January 1999 the Company's Loan and Security Agreement with Heller Financial, Inc. was paid in full and terminated. A new revolving line of credit for $17 million was established with KeyBank National Association (the "Lender") with an unsecured demand promissory note. At March 31, 1999, borrowing under the new revolving credit facility totaled $10.8 million, and $4.2 million was available under the facility. On April 21, 1999 the revolving line of credit with KeyBank was increased to $22 million,. The note bears interest at either LIBOR plus .80% or prime minus 1.40%. The note renews annually and terminates at the earlier of the Lender's demand or the Company's decision to terminate by written or oral communication to the Lender.

7.  CONTINGENCIES:

The Company is involved in certain claims and litigation related to its operations. Based upon the facts known at this time, management is of the opinion that the ultimate outcome of all such claims and litigation will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

8.  NEW COMPANY:

On October 13, 1998, a new company, The Gradall Orrville Company, was formed as a wholly owned subsidiary of Gradall Industries, Inc., to purchase a new production plant at Orrville, Ohio. The new facility, formerly the Volvo Truck Assembly plant, contains 330,000 square feet and will provide additional production space for the material handler product.

                              JLG INDUSTRIES, INC.
                UNAUDITED PRO-FORMA COMBINED FINANCIAL STATEMENTS



                                    CONTENTS


Introduction to the unaudited pro forma combined financial statements

Unaudited pro forma combined income statement for the nine months ended April 30, 1999

Unaudited pro forma combined income statement for the twelve months ended July 31, 1998

Unaudited Pro forma combined balance sheet as of April 30, 1999

Notes to the unaudited pro forma combined financial statements

                              JLG INDUSTRIES, INC.
      INTRODUCTION TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


The unaudited pro forma combined financial statements give retroactive effect to the acquisition of Gradall Industries, Inc. by the Company effective June 15, 1999 (the date that control of Gradall was transferred to the Company). The acquisition of Gradall was accounted for by the Company as a purchase.

Pro forma adjustments to the unaudited pro forma combined statements of income assume that the transaction were consummated on August 1, 1997, the commencement of the Company's 1998 fiscal year, and are based on the allocated purchase price as reported in the pro forma combined balance sheet at April 30, 1999.

The purchase price for the acquisition of Gradall was $208,194 including expenses of $6,700. The purchase price was allocated as follows:



Cash                                                       $ 5,064
Accounts receivable                                         25,672
Inventories, net                                            52,715
Other current assets                                         1,219
Property and equipment, net                                 31,458
Other assets, non-current                                    6,289
Goodwill                                                   155,531
                                                          --------
    Total assets                                          $277,948

Current portion of long-term debt                           12,879
Accounts payable                                            18,152
Accrued expenses                                            14,065
Long term debt - less current portion                          457
Accrued employee benefits                                   24,138
                                                          --------
                                                            69,691
                                                          --------
Total purchase price                                      $208,257
                                                          ========

                              JLG INDUSTRIES, INC.
      INTRODUCTION TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)
                             (DOLLARS IN THOUSANDS)


The value of goodwill will be amortized over a twenty-five year period, and will be reviewed if the facts and circumstances suggest that the value of the goodwill is impaired, based on analysis of future cash flows from the Gradall business. If this review indicates that the goodwill will not be recoverable, the Company's carrying value of the goodwill will be reduced accordingly.

These unaudited pro forma combined financial statements may not be indicative of the results that may be obtained in the future. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company and Gradall.

The Company has a fiscal year end of July 31st while Gradall has a year end of December 31st. For purposes of preparing these pro forma unaudited combined financial statements, an annual twelve month period end of July 31, 1998 and June 30, 1998 was utilized for the Company and Gradall, respectively. In addition, a nine month period end of April 30, 1999 and March 31, 1999 was utilized for the Company and Gradall, respectively. Management of the Company does not believe that the results of operations reported on the same fiscal period end as the Company and Gradall would be materially different than as reported using the aforementioned period ends.

                              JLG INDUSTRIES, INC.
                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    NINE MONTHS ENDED
                                                                                             PRO FORMA
                                                   JLG        GRADALL                         COMBINED
                                                APRIL 30,      MARCH           PRO FORMA      APRIL 30,
                                                  1999       31,1999          ADJUSTMENTS        1999
                                              ----------------------------------------------------------

Net sales                                        $463,637    $141,809                          $605,446
Cost of sales                                     358,293     108,437         399   (a)         467,129
                                              ----------------------------------------------------------

Gross profit                                      105,344      33,372        (399)              138,317

Selling, administrative and product
   development expense                             49,858      14,283                            64,141
Goodwill amortization                                                       4,864   (b)           4,864
                                                        -           -
                                              ----------------------------------------------------------

Income from operations                             55,486      19,089      (5,263)               69,312
Other income (deductions):
  Interest expense                                  (219)       (176)      (9,930)  (c)        (10,325)
  Miscellaneous, net                                                                              1,743
                                                    1,822        (79)
                                              ----------------------------------------------------------

Income before income taxes                         57,089      18,834     (15,193)               60,730
Income tax provision                               18,210       7,355      (4,039)  (d)          21,526
                                              ----------------------------------------------------------

Net income                                        $38,879     $11,479    ($11,154)              $39,204
                                              ==========================================================

Earnings per common share                           $0.89                                         $0.90
                                              ============                               ===============
Earnings per common share -
   assuming dilution                                $0.87                                         $0.87
                                              ============                               ===============

Weighted average shares outstanding                43,792                                        43,792
                                              ============                               ===============
Weighted average shares outstanding -
   assuming dilution                               44,915                                        44,915
                                              ============                               ===============

                              JLG INDUSTRIES, INC.
                  UNAUDITED PRO FORMA COMBINED INCOME STATEMENT
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 TWELVE MONTHS ENDED
                                                                                             PRO FORMA
                                                    JLG        GRADALL                        COMBINED
                                                  JULY 31,     JUNE 30,       PRO FORMA       JULY 31,
                                                    1998        1998         ADJUSTMENTS        1998
                                              ----------------------------------------------------------

Net sales                                         $530,859    $175,723                         $706,582
Cost of sales                                      402,702     134,918         532   (a)        538,152
                                              ----------------------------------------------------------

Gross profit                                       128,157      40,805        (532)             168,430

Selling, administrative and product
   development expense                              55,388      18,322                           73,710
Goodwill amortization                                                        6,486   (b)
                                                         -           -                            6,486
Restructuring charges
                                                     1,689           -                            1,689
                                              ----------------------------------------------------------

Income from operations                              71,080      22,483      (7,018)              86,545
Other income (deductions):
  Interest expense                                    (254)       (659)    (13,240)  (c)        (14,153)
  Miscellaneous, net                                  (356)        158                             (198)
                                              ----------------------------------------------------------

Income before income taxes                          70,470      21,982     (20,258)              72,194
Income tax provision                                23,960       8,589      (5,385)  (d)         27,164
                                              ----------------------------------------------------------

Net income                                         $46,510     $13,393    ($14,873)             $45,030
                                              ==========================================================

Earnings per common share                           $1.07                                         $1.03
                                              ============                                 =============
Earnings per common share -
   assuming dilution                                $1.05                                         $1.01
                                              ============                                 =============

Weighted average shares outstanding                43,666                                        43,666
                                              ============                                 =============
Weighted average shares outstanding -
   assuming dilution                               44,431                                        44,431
                                              ============                                 =============

                              JLG INDUSTRIES, INC.
                 UNAUDITED PRO FORMA COMBINED BALANCE STATEMENT
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                  PRO FORMA
                                                     JLG          GRADALL                         COMBINED
                                                  APRIL 30,       MARCH 31,       PRO FORMA        APRIL 30,
                                                    1999            1999         ADJUSTMENTS         1999
                                             ---------------------------------------------------------------
 ASSETS
 Current assets

    Cash                                           $ 37,989           $ 730     $209,613  (e)       $ 25,778
                                                                                (198,647) (f)
                                                                                 (10,966) (g)
                                                                                 (12,941) (h)
   Accounts receivable                              135,878          34,237         (400) (i)        169,715
   Inventories                                       75,565          36,857       10,744  (j)        123,166
   Other current assets                               8,315           2,819         (116) (k)         11,018
                                             ---------------------------------------------------------------
     Total current assets                           257,747          74,643       (2,713)            329,677


 Property, plant and equipment, net                  56,250          25,925        1,995  (l)         84,170


 Equipment held for rental, net of
   accumulated depreciation of $5,166
                                                     30,667               -                           30,667
 Other assets                                        13,405           7,265        1,949  (m)         21,168
                                                                                  (1,451) (n)
 Goodwill                                                                         162,143 (o)        162,143
                                             ---------------------------------------------------------------
                                                   $358,069        $107,833      $161,923           $627,825
                                             ===============================================================

                              JLG INDUSTRIES, INC.
                      UNAUDITED COMBINED BALANCE STATEMENT
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                      PRO FORMA
                                                    JLG           GRADALL                             COMBINED
                                                  APRIL 30,       MARCH 31,          PRO FORMA         APRIL 30,
                                                    1999             1999           ADJUSTMENTS          1999
                                             -------------------------------------------------------------------
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Current portion of long-term debt               $ 1,256         $11,034         $207,493  (e)        $208,817
                                                                                    (10,966) (g)
   Accounts payable                                 59,168          17,569            3,137  (p)          79,874
   Accrued expenses and other current                               14,303            1,347  (q)          48,394
     liabilities                                    32,214                              530  (r)
                                             -------------------------------------------------------------------

     Total current liabilities                      92,638          42,906          201,541              337,085

  Long-term debt - less current portion              2,254             332                                 2,586
  Provisions for contingencies                      10,510           1,688              360  (s)          12,558
  Accrued employee benefits                          6,701          16,748            6,181  (t)          29,630

 Shareholders' equity
   Capital stock:
     Authorized shares: 100,000 at
     $0.20 par value. Issued and
     outstanding shares:  44,096                     8,820              10              (10) (u)           8,820
   Additional paid-in capital                       15,534          45,828          (45,828) (u)          15,534
   Unearned compensation                           (1,464)               -                                (1,464)
   Accumulated other    comprehensive
    income                                         (4,760)            (707)             707  (u)          (4,760)
   Retained earnings                               227,836           1,028           (1,028) (u)         227,836
                                             -------------------------------------------------------------------
     Total shareholders' equity                    245,966          46,159          (46,159)             245,966
                                             -------------------------------------------------------------------
                                                  $358,069        $107,833         $161,923             $627,825
                                             ===================================================================

                              JLG INDUSTRIES, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)


(a) Pro forma adjustment to cost of sales relates to the additional pro forma depreciation expense associated with the write up of property, plant and equipment to replacement cost.
(b) Pro forma adjustment to reflect straight-line amortization of $161,318 of goodwill over a twenty-five year life.
(c) In connection with the acquisition, the Company obtained financing from a third party. This adjustment reflects the pro forma interest expense at a pro forma annual average rate of 6.193%. In addition, the pro forma interest expense adjustment reflects amortization of deferred financing costs amortized over the five year life of the debt.
(d) This adjustment relates to the tax benefit associated with the pro forma adjustments for depreciation and interest expense. Goodwill amortization is non-deductible.
(e) Pro forma adjustment reflects the debt issued in connection with the acquisition of Gradall.
(f) This pro forma adjustment to cash represents the pro forma acquisition cost associated with the acquisition of the outstanding shares of Gradall.
(g) In connection with the issuance of the debt issued as noted in note (f) above, certain debt of Gradall was repaid at the time of the closing by the Company. This adjustment reflects the repayment of this debt.
(h) Pro forma adjustment to cash represents the payment of the expenses associated with the Gradall acquisition.
(i) This pro forma adjustment represents an adjustment to state accounts receivable at net realizable value.
(j) Pro forma adjustment to inventory is to finished inventory and work in process to be recorded at estimated selling prices less the sum of (a) costs of disposal and (b) a reasonable profit allowance for the selling effort of the acquiring corporation and raw materials at replacement cost.
(k) This pro forma adjustment states other current assets at net realizable value.
(l) Pro forma adjustment to record property, plant and equipment at replacement cost.
(m) Pro forma adjustment to record the deferred financing costs associated with new debt issued in connection with the acquisition.
(n) This pro forma adjustment represents the reduction in the net deferred tax asset, non-current, associated with the accounting for the various adjustments to reflect the balance sheet at net realizable value and replacement costs.
(o) This pro forma adjustment represents the pro forma excess purchase price over net assets acquired.
(p) The pro forma adjustment to accounts payable represents the recording of the liability for inventory received by the closing date which had not been invoiced by the closing date.
(q) This pro forma adjustment reflects the accrual of expenses of the acquisition.
(r)   Pro forma adjustment to current tax provisions.
(s)   The pro forma adjustment represents the accrual for product liability.

                              JLG INDUSTRIES, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (CONTINUED)
                             (DOLLARS IN THOUSANDS)

(t) The pro forma adjustment to employee benefits represents the unrecognized net obligation associated with the defined benefit pension plans, post retirement medical insurance plans and other retirement plans.
(u)   Elimination of Gradall capital.

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

         JLG Industries, Inc.
         (Registrant)


                                  By: /s/ Charles H. Diller, Jr.
                                     ---------------------------------------
                                  Charles H. Diller, Jr.
                                  Executive Vice President and Chief
                                  Financial Officer

DATED: August 30, 1999